Exhibit 10.2

January 10, 2011

HPT Management Services, LLC

Behringer Harvard Real Estate Services, LLC

Behringer Harvard Opportunity Management Services, LLC

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Re:          Amended and Restated Deferral of Property Management Oversight Fee

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Property Management and Leasing Agreement, dated as of December 29, 2006, as amended (the “Property Management Agreement”), by and between Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation (the “Company”), Behringer Harvard Opportunity OP I, LP, a Texas Limited Partnership (“BHOP”), HPT Management Services, LLC, a Texas limited liability company (“HPT”), Behringer Harvard Real Estate Services, LLC, a Texas limited liability company (“BHRES”) and Behringer Harvard Opportunity Management Services, LLC, a Texas limited liability company (“BHOMS” and collectively with HPT and BHRES, “BH Property Management”), and the letter agreement dated August 9, 2010 in respect of the deferral of certain fees (the “Letter Agreement”).  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Property Management Agreement.

In consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Advisor hereby agree as follows:

1.             Amendment and Restatement of Letter Agreement.  This letter agreement amends and restates the Letter Agreement in its entirety.

2.             Deferral of Property Management Oversight Fees.  Notwithstanding anything to the contrary contained in the Property Management Agreement, BH Property Management, on behalf of itself and its Affiliates, and its and their respective successors and assigns, hereby defers the Company’s obligation to pay asset management fees accrued or accruing since July 1, 2010 through March 31, 2011 until the earlier of the second anniversary of the date of this letter or such time as the Company has sufficient (a) net sales proceeds, (b) net refinancing proceeds and/or (c) cash flow from operations, after establishing appropriate working capital reserves, to enable the Company to make payments thereon.

3.             Ratification; Effect on Property Management Agreement.

(a)           Ratification.  The Property Management Agreement, as amended by this letter agreement, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(b)           Effect on the Property Management.  On and after the date hereof, each reference in the Property Management Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Property Management Agreement as amended hereby.

4.             Miscellaneous.

(a)           Governing Law; Venue.  This letter agreement and the legal relations between the parties hereto shall be construed and interpreted in accordance with the internal laws of the State of Texas without giving effect to its conflicts of law principles, and venue for any action brought with respect to any claims arising out of this letter agreement shall be brought exclusively in Dallas County, Texas.

(b)           Modification.  This letter agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

(c)           Headings.  The titles and headings of the sections and subsections contained in this letter agreement are for convenience only, and they neither form a part of this letter agreement nor are they to be used in the construction or interpretation hereof.

(d)           Severability.  The provisions of this letter agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(e)           Counterparts.  This letter agreement may be executed in multiple counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This letter agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.  This letter agreement, to the extent signed and delivered by means of electronic mail or a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were an original signed version thereof delivered in person.  No party hereto shall raise the use of electronic mail or a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of electronic mail or a facsimile machine as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

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If the foregoing meets with your approval, please indicate your acceptance of this letter agreement by countersigning a copy of this letter agreement in the space indicated below.

Very truly yours,

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer and President

BEHRINGER HARVARD OPPORTUNITY OP I, LP

By:	BHO, Inc., its general partner

By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal

Acknowledged and agreed, as of

the date first written above:

BEHRINGER HARVARD OPPORTUNITY MANAGEMENT SERVICES, LLC

By:		IMS, LLC, its manager

	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal

HPT MANAGEMENT SERVICES, LLC

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal

BEHRINGER HARVARD REAL ESTATE SERVICES, LLC

By:		/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal